Exhibit 10.10
EQUITY JOINT VENTURE CONTRACT
BETWEEN
CHINA HYDROELECTRIC CORPORATION
AND
SANMING CITY CHENYANG HYDROELECTRIC CO., LTD
FOR THE ESTABLISHMENT OF
PINGNAN COUNTY WANGKENG HYDROELECTRIC
CO., LTD.
10 August 2008

TABLE OF CONTENTS

PRELIMINARY STATEMENT	4

ARTICLE 1 PARTIES TO THE CONTRACT	4

1.1 Parties	4

ARTICLE 2 DEFINITIONS	4

2.1 Definitions	4

ARTICLE 3 ESTABLISHMENT AND LEGAL FORM OF THE JV COMPANY	5

3.1 Establishment of the JV Company	5
3.2 Name and Address of the JV Company	6
3.3 Legal Form	6
3.4 Laws and Decrees	6

ARTICLE 4 PURPOSE AND SCOPE OF BUSINESS	6

4.1 Purpose of the JV Company	6
4.2 Scope of Business of the JV Company	6

ARTICLE 5 TOTAL AMOUNT OF INVESTMENT AND REGISTERED CAPITAL	6

5.1 Total Investment	6
5.2 Registered Capital	6
5.3 Capital Contribution	7
5.4 Capital Verification
5.5 Increase or Adjustment of Total Investment and/or Registered Capital	7
5.6 Assignment of Equity Interests	7
5.7 Encumbrance on Equity Rights	7
5.8 Financing	8

ARTICLE 6 RESPONSIBILITIES OF THE PARTIES	9

6.1 Responsibilities and Rights of Party A	9
6.2 Responsibilities and Rights of Party B	9

ARTICLE 7 REPRESENTATIONS AND WARRANTIES; INDEMNITY	9

7.1 Representations and Warranties of Party A	9
7.2 Representations and Warranties of Party B	10
7.3 Indemnity	11

ARTICLE 8 BOARD OF DIRECTORS	11

8.1 Formation of the Board of Directors	11
8.2 Indemnification of Directors	11
8.3 Meetings of the Board	12
8.4 Powers of the Board	13
8.5 Written Resolutions	14

ARTICLE 9 MANAGEMENT ORGANIZATION	15

9.1 Management Organization	15
9.2 Appointment and Replacement of Senior Management Personnel	15
9.3 Scope of Senior Management Authority and Performance of Duties	15
9.4 Management Structure	16

ARTICLE 10 SUPERVISOR	16

10.1 Supervisor	16
10.2 Term of Office	16
10.3 Qualifications	16
10.4 Powers of the Supervisor	16

ARTICLE 11 LABOUR MANAGEMENT	17

11.1 Governing Principle	17
11.2 Employment Examination and Recruitment	17
11.3 Conformity with Labour Protection	17
11.4 Trade Union	17

ARTICLE 12 FINANCIAL AFFAIRS AND ACCOUNTING	17

12.1 Accounting System	18
12.2 Financial Year	18
12.3 Auditors	18
12.4 Bank Accounts and Foreign Exchange Control	18

ARTICLE 13 DISTRIBUTION OF PROFITS	18

13.1 Distribution of Profits	19

ARTICLE 14 TAXATION AND INSURANCE	19

14.1 Income Tax and Other Tax	19
14.2 Insurance	19

ARTICLE 15 CONFIDENTIALITY AND NON-COMPETITION	19

15.1 Confidentiality	19

ARTICLE 16 DURATION OF THE JV COMPANY	20

16.1 Duration of the JV Company	20
16.2 Extension of the duration	20

ARTICLE 17 MERGER, DIVISION, BANKRUPTCY, TERMINATION AND LIQUIDATION	21

17.1 Merger or Division	21
17.2 Bankruptcy or Insolvency	21
17.3 Termination and Dissolution	21
17.4 Liquidation	21

ARTICLE 18 EVENT OF DEFAULT	22

18.1 Event of Default	22
18.2 Consequences of an Event of Default	23

ARTICLE 19 FORCE MAJEURE	23

19.1 Force Majeure	23

ARTICLE 20 SETTLEMENT OF DISPUTES	23

20.1 Arbitration	23
20.2 Effect of Arbitration Award	23
20.3 Costs	24
20.4 Continuing Rights and Obligation	24

ARTICLE 21 APPLICABLE LAW	24

21.1 Applicable Law	24

ARTICLE 22 MISCELLANEOUS PROVISIONS	24

22.1 Waiver	24
22.2 Assignment	24
22.3 Amendment	24
22.4 Severability	24
22.5 Language	24
22.6 Notices	25
22.7 Effectiveness	25
22.8 Entire Agreement	25

EQUITY JOINT VENTURE CONTRACT OF PINGNAN COUNTY WANGKENG
HYDROELECTRIC CO., LTD.
PRELIMINARY STATEMENT
This Equity Joint Venture Contract (hereinafter referred to as this “Contract”) is entered into in Fuzhou City, the People’s Republic of China (hereinafter referred to as the “PRC”) on the 10th day of August 2008, by and between China Hydroelectric Corporation and Sanming City Chenyang Hydroelectric Co., Ltd in accordance with the Law of the PRC on Sino-Foreign Equity Joint Ventures and the implementation regulations issued thereunder (collectively, the “Equity Joint Venture Law”), the Company Law of the PRC (the “Company Law”) and other relevant laws and regulations of the PRC. After friendly consultations conducted in accordance with the principles of equality and mutual benefit, the Parties have agreed to establish a Sino-foreign equity joint venture enterprise Pingnan County Wangkeng Hydroelectric Co., Ltd. (hereinafter referred to as the “JV Company”) in Pingnan County, Fujian Province on the basis set forth below:
ARTICLE 1 PARTIES TO THE CONTRACT
1.1 Parties
(1)	Party A: China Hydroelectric Corporation, a company registered and established in accordance with the laws of the Cayman Islands, with its registered address at 558 Lime Rock Road, Lime Rock, Connecticut 06039, the authorized representative is John D. Kuhns, whose position is Chairman and nationality is the United States of America.

(2)	Party B: Sanming City Chenyang Hydroelectric Co., Ltd., a company registered and established in accordance with the laws of the People’s Republic of China, with its registered address at Shunkeng Hydropower Station, Shenkou, Sanyuan District, and the registration number of 350400100017627, the legal representative of which is Huang Shaojian, whose nationality is People’s Republic of China.
ARTICLE 2 DEFINITIONS
2.1 Definitions
Unless otherwise provided herein, the following terms used in this Contract shall have the meanings set forth below:
“Affiliate” means, with respect to any entity, any other entity, which, directly or indirectly, is controlled by, under common control with, or in control of, such entity; the term “control” shall mean ownership of not less than fifty percent (50%) of the voting stock or registered capital, or the power to appoint or elect a majority of the directors or to direct the management of an entity.
“Approval Authorities” means the governmental departments, authorized under the laws and regulations of the PRC regarding the examination and approval of foreign investment projects, which have the power to examine and approve this Contract and the Articles of Association.

“Articles of Association” means the articles of association of the JV Company executed by each of the Parties immediately following execution of this Contract and any amendment thereto approved in accordance with the provisions of this Contract.
“Board of Directors” or “Board” means the Board of Directors of the JV Company from time to time as referred to in this Contract.
“Business License” means the business license of the JV Company issued by the State Administration for Industry and Commerce or, if authorized, the relevant competent local Administration for Industry and Commerce.
“Effective Date” means the effective date of this Contract, which shall be the first date upon which this Contract and the Articles of Association are approved by the relevant competent Approval Authorities.
“Encumber” means to, directly or indirectly, pledge, mortgage, grant a security interest, or otherwise encumber, or enter into any contract, any voting trust or other agreement or arrangement therefor, and “Encumbrance” shall have correlative meanings.
“Equity Interests” means, in respect of any Party, its capital contribution to the JV Company in accordance with the terms of this Contract and all rights in relation to the JV Company accruing to and/or enjoyed by such Party as a result of such capital contribution including, without limitation, voting rights and rights to profits.
“Event of Default” means an event of default as set forth in Article 18 hereof.
“JV Company” means the Sino-foreign equity joint venture company to be established by the Parties under the terms of this Contract and the laws of the PRC, namely, Pingnan County Wangkeng Hydroelectric Co., Ltd.
“Liquidation Committee” has the meaning ascribed to it in Article 17 hereof.
“Senior Management Personnel” means the JV Company’s General Manager, Deputy General Managers, Chief Accountant and any other Senior Management Personnel who report directly to the General Manager.
“Parties” means, collectively, Party A and Party B; “Party” means any one of them.
“PRC” means the People’s Republic of China.
“RMB” or “Renminbi” means the legal currency of the PRC.
“Signing Date” means the date on which this Contract is signed.
“Third Party” means any other natural person, legal person or other organization or entity other than the Parties to this Contract.
“Three Funds” means the JV Company’s reserve fund, expansion fund and employee bonus and welfare fund constituted in accordance with and subject to the applicable regulations governing equity joint ventures in the PRC.
ARTICLE 3 ESTABLISHMENT AND LEGAL FORM OF THE JV COMPANY
3.1 Establishment of the JV Company

The Parties hereby agree to establish and operate the JV Company as a Sino-foreign equity joint venture enterprise in accordance with the Equity Joint Venture Law and other relevant PRC laws and regulations and the provisions of this Contract.
3.2 Name and Address of the JV Company
(1)	The name of the JV Company shall be “” in Chinese and “Pingnan County Wangkeng Hydroelectric Co., Ltd.” in English.

(2)	The legal address of the JV Company shall be Wangkeng Village, Tangkou Township, Pingnan County.
3.3 Legal Form
The JV Company shall be a limited liability company with independent legal status. The liability of each of the Parties for the debts and obligations of the JV Company shall be limited to its respective contribution to the registered capital, and shall be subject to the conditions, set out in accordance with Article 5 hereof. The profit, risks and losses of the JV Company shall be shared by the Parties in proportion to their contributions to the registered capital. The JV Company shall assume liabilities with all of its assets
3.4 Laws and Decrees
The activities of the JV Company shall be governed by the laws, decrees and relevant regulations of the PRC, and its legitimate rights and interests shall be protected by such laws, decrees and relevant regulations.
ARTICLE 4 PURPOSE AND SCOPE OF BUSINESS
4.1 Purpose of the JV Company
The purpose of the Parties in establishing the JV Company and in entering into this Contract is to enhance economic co-operation and technical exchanges, by adopting advanced and applicable technology and scientific management methods, so as to improve economic results and ensure satisfactory economic benefits for each investor.
        .
4.2 Scope of Business of the JV Company
The scope of business of the JV Company shall be: development, operation and management of hydropower generation.
ARTICLE 5 TOTAL AMOUNT OF INVESTMENT AND REGISTERED CAPITAL
5.1 Total Investment
The total investment of the JV Company shall be RMB102,000,000.
5.2 Registered Capital
The total amount of the JV Company’s registered capital shall be RMB 40,800,000.

5.3 Capital contribution
The subscribed capital contribution of each Party shall be an aggregate amount as follows:
Party A: shall contribute in US dollar equivalent to RMB 36,720,000, representing ninety percent (90%) of the registered capital of the JV                Company;
Party B: shall contribute in cash in the amount of RMB4,080,000, representing ten percent (10%) of the registered capital of the JV                Company.
5.4 Increase or Adjustment of Total Investment and/or Registered Capital
Any increase or adjustment of the total investment and/or registered capital of the JV Company shall be subject to the written agreement of each Party, the unanimous approval of each Director and the approval of the Approval Authorities. The Parties shall cooperate in endeavoring to obtain all approvals that may be required for any such increase or adjustment. Upon receipt of the required approval for any such increase or adjustment, the JV Company shall promptly register the changes with the relevant Administration for Industry and Commerce.
5.5 Assignment of Equity Interests
(1)	Neither of the Parties shall transfer or assign all or any part of its Equity Interests in the JV Company to any Third Party without (i) written approvals of the Approval Authorities and (ii) the transferee executing and delivering a legally binding document in a form reasonably satisfactory to the other Parties under which it agrees to be bound by the terms and conditions of this Contract as though it had been a Party.

(2)	Where a Party intends to transfer or assign all or any part of its Equity Interests to any Third Party, that Party shall first offer to sell to the other Party, and the other Party shall have a pre-emptive right to purchase such Equity Interests at the same price and on the same terms and conditions as the intended transfer or assignment to any Third Party.

(3)	Each such offer shall be made by a notice specifying the price and terms and conditions and the Equity Interests which are on offer. The notice shall invite the recipient to state in writing within a period of ten (10) days whether it is willing to purchase any Equity Interests and, if so, it shall purchase all Equity Interests indicated in the offer notice.

(4)	At the expiration of the time stipulated by the offer pursuant to Article 5.5(3), the Party who intends to transfer or assign all or any part of its Equity Interests shall, subject to the written approvals of the Approval Authorities, transfer or assign its Equity Interests to or amongst the other Parties who have notified their willingness to take any of the Equity Interests offered. Subject to applicable PRC laws and regulations, any Equity Interests not purchased by the other Party may, at the discretion of the Party which made the offer to the other Party, be transferred or assigned to any Third Party at the price and on the terms and conditions not less favorable than those offered to the other Party.

(5)	The transfer of equity interest shall be carried out in accordance with relevant provisions of the Company Law.
5.6 Encumbrance on Equity Rights
Neither of the Parties shall, without the written consent of the other Party, encumber all or any part of its Equity Interests.

5.7 Financing
(1)	Should additional funding be required by the JV Company, the following methods in order of priority shall be adopted:
1)	Financing from banks and financial institutions;

2)	Loans from the Parties (“Shareholders’ Loans”); or

3)	Increase in registered capital of the JV Company.
(2)	The Parties shall jointly co-operate and undertake to exercise their best endeavors to secure financing for the JV Company from banks and other financial institutions (“External Financing”) on the best available commercial terms. External Financing for the JV Company shall be procured using the JV Company’s assets as security, if necessary, and, wherever possible, without any additional security or guarantee being provided by the Parties.

(3)	In the event that any support from the Parties (whether by way of loans, security, guarantees, indemnities, warranties or other undertakings) (“Financial Support”) is required to be given by the Parties in respect of the JV Company, to finance or to secure any financing for the JV Company, the Parties shall provide Financial Support in proportion to their respective prevailing shareholding percentages and on a several basis. In the event that any Party provides less than its respective proportion of Financial Support and such portion of Financial Support is provided or borne by another Party (the “Responsible Party”):
(a)	the first Party shall, in respect of such portion of Financial Support provided or borne by the Responsible Party (“Additional Financial Support”), indemnify the Responsible Party in full for any losses, liabilities, costs (including without limitation, legal costs on a full indemnity basis), charges, expenses, actions, proceedings, claims and demands incurred by the Responsible Party as a result thereof; and

(b)	in the event that the Additional Financial Support by the Responsible Party is in the form of Shareholders’ Loan, then, after the consultations between the Parties, subject to all applicable PRC laws, regulations and necessary approvals of PRC governmental authorities, notwithstanding anything provided in this Contract, the Responsible Party shall be entitled, at its sole and absolute discretion and at any time upon request, to additional equity interests in the registered capital of the JV Company based on proportion to Shareholders’ Loan contributed by the Responsible Party and through the conversion of the Additional Financial Support from loan to additional equity interests and without the payment of any additional consideration or price for such additional equity interests.
(4)	All Shareholders’ Loans shall, unless otherwise agreed to by both Parties or provided by any PRC laws or regulations, be on the following terms:-
(a)	bearing interest at a rate mutually agreed by the Parties and in compliance with all applicable PRC laws and regulations and applicable equally to both Parties;

(b)	unless otherwise agreed by the providers of the JV Company’s External Financing, be subordinated to all External Financing; and

(c)	shall not be assignable without the JV Company’s prior written consent other than in connection with the transfer of Equity Interests and for the purposes of assigning such loan to the transferee.
(5)	In the event that the Parties agree that each shall borrow funds from banks or financial institutions in order to furnish Shareholders’ Loans to the JV Company.

ARTICLE 6 RESPONSIBILITIES OF THE PARTIES
6.1 Responsibilities and Rights of Party A
In addition to its other rights and obligations under this Contract, Party A shall have the following rights and take the following responsibilities:
(1)	to make its contributions to the registered capital of the JV Company in accordance with this Contract;

(2)	to manage and operate the JV Company;

(3)	to nominate General Manager, Deputy General Managers and Chief Accountant of the JV Company; and

(4)	to furnish documents and materials which are necessary for obtaining requisite governmental permits and approvals for the establishment of the JV Company.
6.2 Responsibilities and Rights of Party B
In addition to its other obligations under this Contract, Party B shall have the following responsibilities and rights, inter alia:
(1)	to make its capital contributions to the registered capital of the JV Company in accordance with this Contract;

(2)	to assist in the application for all relevant approvals for the establishment of the JV Company, registration with the relevant competent Administration for Industry and Commerce and procurement of all other necessary approvals, permits and authorizations for the operation of the JV Company within the scope of its business;

(3)	to assist the JV Company in liaising with relevant government departments for the provision of necessary services; and

(4)	to furnish documents and materials which are necessary for obtaining requisite governmental permits and approvals for the establishment of the JV Company.
ARTICLE 7 REPRESENTATIONS AND WARRANTIES; INDEMNITY
7.1 Representations and Warranties of Party A
Party A hereby represents and warrants to Party B that, as of the date hereof and as of the Effective Date:
(1)	it is a legal entity which is duly incorporated, validly existing and in good standing under the laws of the place of its establishment or incorporation and it has full power and authority under those laws to enter into this Contract and to perform all of its obligations hereunder;

(2)	the execution and delivery of this Contract by it has been duly authorized and, upon the Effective Date, this Contract shall be legally binding on it;

(3)	All information and facts relating to Party A that is in the possession of Party A or is known to Party A which will have a substantive and adverse effect on Party A’s ability to fulfill any of its obligations under this Contract or when disclosed to Party B shall have a substantive effect on the willingness of Party B to sign and fulfill its obligations under this Contract, have been disclosed to Party B and the information provided by Party A to Party B does not contain any representation that is untrue or misleading;

(4)	neither the execution of this Contract nor the performance of its obligations hereunder will conflict with, or result in a breach of any provision of its Articles of Association, other constitutive documents or internal regulations, or any law, regulation, rule, authorization or approval of any applicable government agency or body, or of any contract or agreement, to which it is a party or subject or constitute a default thereunder; and

(5)	no lawsuit, arbitration, other legal or administrative proceeding or governmental investigation is in progress nor, to the best of its knowledge, threatened against it which would materially affect its ability to enter into or perform its obligations under this Contract.
7.2 Representations and Warranties of Party B
(1)	Party B is a legal entity that has been duly established according to the laws and regulations of China and they are validly and legally in existence and also operating normally in accordance with the laws and regulations of China. Signing this Contract and fulfilling all of its obligations stipulated herein by Party B shall not contravene or result in the violation of or constitute a failure to fulfill or an inability to fulfill any of the stipulations in any laws, regulations, stipulations, any authorization or approval from any government body or department or the stipulations of any contract or agreement that Party B is a party to or is bound by;

(2)	Party B will not take any action after the Signing Date that will cause any adverse impact on the JV Company or the business of the JV Company;

(3)	Party B hereby irrevocably undertakes that in the event that Party B violates any obligation or responsibility hereunder from the Signing Date of this Contract, upon the written request of Party A and subject to Approval Authorities’ approval, Party B shall be obligated to transfer all of its Equity Interest in the JV Company to Party A in accordance with law within thirty (30) days after the receipt of Party A’s written request at the price evaluated by evaluation agency appointed by Party A (such price shall not be less than RMB24,500,000). For the purpose of this item (3), Party B agrees promptly to take all actions and to sign all documents, and to procure its appointees on the Board of Directors to take promptly all actions and sign all documents, including, without limitation, to pass Board resolutions approving such transfer and any amendments to this Contract and the Articles of Association and to procure approvals of the Approval Authorities regarding such transfer and any amendments to this Contract and the Articles of Association, that are required to effect such transfer of the Equity Interests to Party A in the JV Company pursuant to PRC laws.

(4)	All information and facts relating to Party B that is in the possession of Party B or is known to Party B which will have a substantive and adverse effect on Party B’s ability to fulfill any of its obligations under this Contract or when disclosed to Party A shall have a substantive effect on the willingness of Party A to sign and fulfill its obligations under this Contract, have been disclosed to Party A and the information provided by Party B to Party A does not contain any representation that is untrue or misleading;

(5)	The execution and delivery of this Contract by Party B has been duly authorized and, upon the Effective Date, this Contract shall be legally binding on him; and

(6)	no lawsuit, arbitration, other legal or administrative proceeding or governmental investigation is in progress nor, to the best of Party B’s knowledge, threatened against him which would materially affect its ability to enter into or perform its obligations under this Contract.
7.3 Indemnity
Each Party hereby undertakes to indemnify the other Party against any loss, cost, liability and damage suffered or incurred by that other party as a consequence of any breach of the responsibilities, representations, warranties or undertakings given or made by it hereunder or the occurrence of any Event of Default in relation to it.
ARTICLE 8 BOARD OF DIRECTORS
8.1 Formation of the Board of Directors
(1)	The Board of Directors shall be the highest authority of the JV Company. The date of issuance of the Business License shall be deemed to be the date of establishment of the Board of Directors.

(2)	The Board of Directors shall comprise five (5) Directors, four (4) of whom shall be appointed by Party A, one (1) of whom shall be appointed by Party B. The Chairman of the Board of Directors shall be appointed by Party A who shall serve as the legal representative of the JV Company.

(3)	Each Director shall be appointed for a term of three (3) years, provided that the Party, which has appointed a Director, may remove that Director and appoint a replacement at any time by board resolution. A Director may serve consecutive terms if reappointed by the Party that originally appointed him. If a seat on the Board of Directors is vacated by the retirement, resignation, removal, disability or death of a Director, the Party that originally appointed such Director shall appoint a successor to serve out such Director’s term.

(4)	Directors shall serve without any remuneration. The reasonable expenses incurred by the Directors for the performance of their duties as Directors shall be reimbursed by the JV Company following approval by the Board of Directors. The content mentioned above shall not prohibit the JV Company pay salaries to Directors who are in the capacity of Senior Management Personnel or employees of the JV Company.

(5)	Any appointment, removal or replacement of a Director appointed by a Party shall be made in writing and signed by the duly authorized officer of the appointing Party. To appoint or remove a Director, or to designate or change the Chairman, the relevant Party shall notify the other Party in writing. The appointment and removal of a Director, and the designation and change of the Chairman, shall become effective upon receipt of such notice by the JV Company at its registered address or at the date of appointment, removal or replacement specified in the notice, whichever is the later. Any such appointment, removal, designation or change shall be approved by the original examination and approval authority and filed with the relevant Administration for Industry and Commerce to the extent required by PRC law. Neither Party shall have the right to object to the appointment of a Director by the other Party.
8.2 Indemnification of Directors
The JV Company shall indemnify each Director against any claim or liability arising from performing his obligations as a Director, provided that such claim or liability is not a result of any deliberate misconduct, material negligence, or violation of PRC laws and regulations, the Joint Venture Contract and this AOA.

8.3 Meetings of the Board
(1)	The annual and interim meetings of the Board shall not be held unless two thirds or more of all Directors are present. The first meeting of the Board of Directors shall be held within sixty (60) days of the date of issuance of the Business License. Thereafter, the Board of Directors shall hold at least one (1) meeting at the registered address of the JV Company in each calendar year. Upon the written request of one-third or more of the Directors of the JV Company or any Party to this Contract specifying the matters to be discussed, the Chairman of the Board shall within thirty (30) days of receipt thereof convene a meeting of the Board of Directors.

(2)	The Chairman of the Board shall give written notice, including the time and place of the meeting and the agenda, to each of the Directors at least ten (10) days or such other shorter period as may be mutually agreed by the Directors prior to any meeting of the Board. No decision shall be taken on any matter at a Board Meeting unless notice of such matter shall have been given in the manner aforesaid or waiver of such notice has been given in respect of such matter by all of the members of the Board. The Chairman of the Board shall determine the agenda for Board meetings and shall be responsible for convening and presiding over such meetings. If the Chairman of the Board fails to attend a Board meeting, a Director jointly elected by half of all Directors of the Board shall convene and preside over the meeting.
The meeting of the Board may be held at the registered address of the JV Company or such other place as the majority of Directors may agree in writing or through audio-visual conference or other methods of simultaneous communication by electronic, telegraphic or other forms by which all persons participating in the meeting are able to hear and be heard at all times by all other participants without the need for a Director to be in the physical presence of the other Directors provided always that any Director participating in such simultaneous communication declares at the outset of the meeting that he acknowledges that participation in the simultaneous communication constitutes his presence in the meeting. The Directors participating in such simultaneous communication shall be counted in the quorum for such meeting and subject to there being a requisite quorum at all times during such meeting, all resolutions agreed by the Directors in such meeting shall be deemed to be as effective as a resolution passed at a meeting in person of the Directors duly convened and held. In the event that any Director (s) appointed by any Party fails to attend the Board meeting and do not entrust other person to be his proxy to attend such meeting, as a result, the Board meeting cannot be held on the set date and make resolution on any material issue or matter of the company set out in the laws, regulations and this Contract, then the other Party may resend the notice to the legal addresses of such absent Director and the Party which appoints such Director, urging him/her to attend the Board meeting. In the event that such Director still fails to be present at the Board meeting on the prescribed date, then it shall be deemed waiver of such Director and the Party being notified. After the Party who resends the notice has received the return receipt of the double registration circular, the Directors appointed by the Party who resends the notice may hold special meeting of the Board. Even though the quorum of such special meeting does not reach the legal quorum, subject to unanimous consent of all Directors present at such special meeting, relevant resolutions regarding material issue or matter of the company can still be adopted and such resolutions are effective. The minutes of such meeting shall be circulated to all Directors who attended such a meeting for comments not later than fourteen (14) days after the conclusion of such meeting, and subject as aforesaid, the minutes of such meeting after incorporating comments (if any) from the Directors, signed by the Chairman shall be conclusive evidence of any resolution of any meeting conducted in the manner as aforesaid. A meeting conducted by the aforesaid means is deemed to be held at the place agreed upon by the Directors attending the meeting provided that at least one (1) Director participating in the meeting was at that place for the duration of the meeting.
(3)	The Parties shall urge their respective nominees to the Board of Directors to attend all meetings either in person or by proxy. The quorum for all meetings of the Board of Directors shall be implemented in accordance with relevant provisions of the Company Law. No resolution shall be adopted at any meeting of the Directors unless a quorum is present and the proposed transaction is approved by majority of votes by the Directors present at the meeting.
(4)	A Director may at any time appoint any person to be his alternate and to remove or replace such alternate Director. All appointments, removals and replacements of alternate Directors made by any Director shall be in writing under the hand of the Director making the same and shall take effect from the date of its receipt at the registered office of the JV Company or on the date of appointment, removal or replacement specified in the notice, whichever is the later. An alternate Director may not represent more than one Director and an alternate Director shall be entitled at Board meetings to one (1) vote for the Director he represents.

(5)	The Board of Directors shall keep complete and accurate minutes (in English and Chinese) of all Board meetings which shall be signed by the Directors present. The draft minutes of each Board meeting shall be distributed after the relevant meeting to all Directors present at such meeting. Any suggested revision or supplement of the draft minutes shall be delivered in writing to the Chairman of the Board of Directors. The Chairman of the Board shall finalize the minutes and distribute a copy to each Director and each Party. If the Chairman cannot reach consensus in respect of any part of the minutes, he shall finalize the rest of the minutes and distribute them in accordance with this paragraph and the relevant part which has not been agreed shall be the first item on the agenda at the Board’s next meeting. The JV Company shall keep the minutes of the Board meetings which shall be available upon request of any Party or its authorized representatives.
8.4 Powers of the Board
The Parties hereby irrevocably agree that as the Directors are nominees of the respective Parties, the Directors shall be entitled to report all matters concerning the JV Company, including but not limited to, matters discussed at any Board meeting, to the respective Party, and that the Directors may take advice and obtain instructions from the respective Parties. In addition, the Parties acknowledge that where any Director is appointed by any Party under a right conferred by this Contract and any PRC laws and/or regulations, that Director, in performing any of his duties or exercising any power, right or discretion as a Director, shall be entitled to have regard to and represent the interests of the respective appointing Party, and to act on the wishes of such appointing Party except in any particular case where no honest and reasonable director may hold the view that in so doing the Director was acting bona fide in the best interests of the JV Company.
Subject to the following, the Board of Directors shall have the power to determine all major decisions pertaining to the JV Company.
(1)	The unanimous approval of all the Directors present in person or by his alternate at a duly convened meeting of the Board of Directors shall be required for each of the following matters:
1)	any increase or decrease of the JV Company’s registered capital;

2)	any amendment to the Articles of Association;

3)	the termination or dissolution of the JV Company; and

4)	the merger or spin-off of the JV Company.
Party B hereby irrevocably undertakes and warrants that, as for any increase or decrease of the JV Company’s registered capital and/or any amendment to the Articles of Association of the JV Company, Party B shall unconditionally follow the instructions from Party A and act in accordance with such instructions to sign on relevant Board resolutions and take all other measures deemed reasonable and necessary by Party A. In the event that Party B violates such undertaking and warranty, Party A and Party B shall amend this Contract and the Articles of Association of the JV Company immediately.

(2)	The following matters shall require the approval of two thirds majority of the Directors of the Parties present in person or by his alternate at a duly convened meeting of the Board of Directors:
1)	the adoption of the General Manager’s management and business report;

2)	any investment by the JV Company in any other company or enterprise;

3)	establishment of branches or other offices;

4)	the amount allocated to the Three Funds and any expenditure of such Funds for each financial year;

5)	the approval of the annual financial budget plan and final accounts plan of the JV Company;

6)	the creation of any mortgage, charge or other encumbrance over the JV Company’s property for the benefit of the JV Company exceeding RMB1,000,000 (inclusive), or any mortgage is not related to the core business of the JV Company;

7)	the sale or purchase by the JV Company of any fixed assets or immovable property with a value in excess of RMB1,000,000 (inclusive);

8)	any amendment, termination or assignment of any material agreement with a value in excess of RMB5,000,000 (inclusive);

9)	the adoption of the Tax Statement and the audited Financial Statement;

10)	entry by the JV Company into any commercial agreement or contract with a value in excess of RMB5,000,000 (inclusive);

11)	any loan or borrowing by the JV Company in excess of RMB1,000,000 (inclusive);

12)	the incurrence of any debt or liability, direct or contingent, whether pursuant to any guarantee, endorsement, agreement to provide or advance funds, or otherwise, by the JV Company;

13)	the adoption of the JV Company’s internal policies and major rules and regulations;

14)	adoption of, or any significant change in, the accounting policies of the JV Company;

15)	the appointment, removal, remuneration and welfare benefits of the Senior Management Personnel;

16)	the opening of any bank accounts and designation of signing authorities (namely, Chief Accountant);

17)	the commencement of litigation or arbitration proceedings, and settlement of any legal claims against the JV Company, including, without limitation, any proceedings seeking to adjudicate the JV Company insolvent; and

18)	any other matters referred to the Board for discussion except matters provided in item (1) of this Article.
8.5 Written Resolutions

Unless otherwise provided in this Contract, the Board of Directors may adopt any resolution without a meeting of the Board if the number of the Directors is in compliance with the legal requirement. Such written resolutions shall be filed with the minutes of Board of Directors’ meetings and shall have the same force and effect as a resolution adopted at a meeting of the Board of Directors duly convened and held.
ARTICLE 9 MANAGEMENT ORGANIZATION
9.1 Management Organization
(1)	The JV Company shall have one (1) General Manager. The JV Company’s management organization shall be under the leadership of the General Manager, who shall report directly to the Board of Directors.

(2)	The JV Company shall have several Deputy General Managers, who shall assist General Manager.

(3)	The JV Company shall have a Chief Accountant, who shall be responsible for the financial management of the JV Company.

(4)	Subject to the approval of the Board of Directors, the JV Company may also set up several internal departments with department managers and vice department managers being responsible for the departments’ work thereof respectively.
9.2 Appointment and Replacement of Senior Management Personnel
(1)	The General Manager, Deputy General Managers and Chief Accountant shall be nominated by Party A and appointed by the Board of Directors. The aforesaid appointment shall not be delayed unreasonably. Replacements of the Senior Management Personnel, whether by reason of the retirement, resignation, disability or death of any Senior Management Personnel or of the removal of any Senior Management Personnel by the Board of Directors, shall be nominated and appointed in the same manner as the original appointee.

(2)	Remuneration, responsibility and powers of the Senior Management Personnel shall be stated in the JV Company’s individual engagement contracts.
9.3 Scope of Senior Management Authority and Performance of Duties
(1)	The General Manager shall be in charge of the day-to-day operation and management of the JV Company and shall carry out all matters entrusted to him by the Board of Directors. The Deputy General Managers shall assist the General Manager in his/her work. The important issues shall be decided jointly by the General Manager and the Deputy General Managers.

(2)	Chief Accountant and other Senior Management Personnel shall exercise the rights and fulfill the obligations in accordance with relevant PRC laws and regulations, this Contract, the Articles of Association and authorization by the Board of Directors.

(3)	The General Manager shall perform their duties on a full-time basis and shall not concurrently serve as a general manager or deputy general manager of any other company or enterprise, nor shall they participate in any commercial competition by any other company or enterprise against the JV Company.

(4)	Subject to applicable PRC laws and regulations, the Board of Directors may remove at any time without notice, the General Manager, Deputy General Managers or Chief Accountant if any of them breaches paragraph (2) and /or (3) above or is otherwise in material breach of his/her duties.

(5)	The General Manager shall have the following powers and take corresponding responsibilities (without limitation to the generality of the other provisions in this Article 9.3):
1)	to preside over the JV Company’s production, operation and management and to implement any applicable resolutions of the Board;

2)	to implement the JV Company’s annual Business Plan for the Board’s approval;

3)	to propose a plan for the internal management for the JV Company for the Board’s approval;

4)	to propose the basic bylaws for the management of the JV Company for the Board’s approval;

5)	to appoint or dismiss senior employees other than the Senior Management Personnel; and

6)	any other powers delegated to him/her by relevant PRC laws and regulations, the Articles of Association or by the Board of Directors.
9.4 Management Structure
The JV Company’s basic management structure shall be determined by the Board of Directors. The details of the JV Company’s organizational structure and the establishment of employment positions other than Senior Management Personnel’s positions shall be determined by the General Manager.
ARTICLE 10 SUPERVISOR
10.1 Supervisor
The JV Company shall have one (1) supervisor, who shall be appointed by Party A. The supervisor shall have the rights and obligations as provided by the Company Law.
10.2 Term of Office
The term of office of the Supervisor shall be three (3) years. The Supervisor may continue to serve its post.
10.3 Qualifications
The Supervisor shall conform to the qualification requirements as provided by the Company Law. Directors and Senior Management Personnel shall not concurrently serve as the Supervisor.
10.4 Powers of the Supervisor
The Supervisor shall have the following powers:
(1)	to inspect the financial affairs of the JV Company;

(2)	to monitor the duty-related acts of the Directors, the General Manager and other Senior Management Personnel in the performance of their duties;

(3)	to request Directors, the General Manager or other Senior Management Personnel to rectify any of their acts which are deemed to be harmful to the interests of the JV Company;

(4)	to initiate actions, in accordance with relevant provisions of the Company Law, against Directors and Senior Management Personnel; and

(5)	to carry out any other powers provided by the Company Law and Articles of Association.
ARTICLE 11 LABOUR MANAGEMENT
11.1 Governing Principle
Matters relating to the recruitment, employment, dismissal, resignation, wages and welfare of the staff of the JV Company shall be dealt with in accordance with the Labour Law of the PRC, the Labour Contract Law of the PRC, the Trade Union Law of the PRC and related Chinese laws and regulations (hereinafter collectively referred to as the “Labour Laws”). The JV Company’s labour rules and policies shall be approved by the Board of Directors, and the implementation thereof shall be handled by the General Manager or under the General Manager’s supervision.
11.2 Employment Examination and Recruitment
(1)	The JV Company’s working personnel, other than Senior Management Personnel shall be employed by the JV Company in accordance with the terms of an individual employment contract approved by the General Manager. The Senior Management Personnel shall be employed by the JV Company in accordance with the terms of individual engagement contracts approved by the Board of Directors.

(2)	The JV Company shall maintain strict control over the number and quality of its employees. The General Manager shall have the right to dismiss any unsuitable or unqualified employees in accordance with the Labour Laws.
11.3 Conformity with Labour Protection
The JV Company shall conform to rules and regulations of the Chinese government concerning labour protection and ensure safe and civilized operations. Labour insurance for employees of the JV Company shall be handled in accordance with the Labour Laws.
11.4 Trade Union
The JV Company’s employees shall have the right to establish a trade union in accordance with the Trade Union Law of the PRC. Based on the Equity Joint Venture Law, the JV Company shall allot each month two percent (2%) of the total amount of the aggregate wages payable by the JV Company to its employees for payment into a trade union fund. The trade union shall use these funds in accordance with the relevant control measures for trade union funds formulated by the All China Federation of Trade Unions.
ARTICLE 12 FINANCIAL AFFAIRS AND ACCOUNTING

12.1 Accounting System
(1)	The Chief Accountant of the JV Company shall be responsible for the financial management of the JV Company. No expenditure in excess of the amount of RMB50,000 (inclusive) will be permitted out of the JV Company’s accounts without obtaining written authorization jointly from the Chief Accountant and the General Manager.

(2)	The Chief Accountant shall prepare the JV Company’s accounts in accordance with the Enterprise Accounting System and other relevant Chinese laws and regulations, and submit such to the Board of Directors for adoption. The accounts shall be filed with the relevant government department in charge of the JV Company and with the relevant local department of finance and shall also be delivered to the relevant tax authorities for their records.

(3)	The JV Company shall adopt Renminbi as its bookkeeping base currency, but may also adopt United States Dollars, Hong Kong Dollars, Singapore Dollars or other foreign currencies as supplementary bookkeeping currencies.

(4)	All accounting records, vouchers, books and statements of the JV Company must be made and kept in Chinese with the exception of the separate accounts to be prepared in accordance with the International Accounting Standards which may be kept in English. All financial statements and reports of the JV Company shall be made and kept in both Chinese and English.

(5)	The exchange rate between any applicable foreign currency and Renminbi for the purposes of any financial statements and reports shall be the basic published rate for conversion of such currency as reported by the People’s Bank of China on the date of actual receipt or payment by the JV Company.
12.2 Financial Year
The financial year of the JV Company shall be from 1st January to 31st December of each calendar year. The JV Company’s first financial year shall commence on the date of receipt of the Business License and shall end on the immediately succeeding December 31.
12.3 Auditors
(1)	The Parties shall have full and equal access to the JV Company’s accounts, which shall be kept at the registered address of the JV Company. The JV Company shall furnish to each Party unaudited financial reports on a monthly and quarterly basis.

(2)	The JV Company shall engage an accounting firm to audit its accounts and prepare its annual financial statements and report. Drafts of the audited financial statements and report shall be provided to each Party and to the Board of Directors for review within two (2) months of the end of each financial year, and the final audited financial statements and report shall be completed not later than three (3) months after the end of each financial year.
12.4 Bank Accounts and Foreign Exchange Control
The JV Company shall open foreign exchange accounts and RMB account at onshore banks which has been approved to operate foreign exchange business. The JV Company’s foreign exchange transactions shall be handled in accordance with the laws and regulations of China relating to foreign exchange control.
ARTICLE 13 DISTRIBUTION OF PROFITS

13.1 Distribution of Profits
(1)	Profits shall be distributed between the Parties in accordance with the percentage of Equity Interests held by them in the registered capital of the JV Company. The JV Company shall not distribute any net profits of the current year unless the losses and deficits of previous years have been made up. Retained profits from previous years may be distributed together with those of the current year.

(2)	After the JV Company has paid any applicable taxes and made up any losses incurred in previous years, the Board of Directors shall decide the allocations of the after-tax profits to the Three Funds in accordance with applicable PRC laws.

(3)	The Board of Directors shall determine the amount of any after-tax profits required to be retained by the JV Company to meet its normal fixed and working capital and loan repayment requirements (if any) not later than three (3) months after the end of each financial year.

(4)	Dividends shall be declared in RMB. If the JV Company has foreign exchange, dividends payable to Party A shall, to the extent permitted by applicable laws and regulations in the PRC, be preferentially paid in US dollars, and the dividends payable declared in RMB shall be converted into US Dollars at the middle rate issued by the People’s Bank of China on the date due to pay dividends. Dividends payable to Party B shall be paid in RMB. In the event that the JV Company does not have enough foreign exchange to pay all dividends, the JV Company shall convert the rest of RMB into US Dollars at the selling rate issued by People’s Bank of China at that time. The dividends and other payments paid by the JV Company to Party A by remittance shall be, to the extent permitted by applicable laws and regulations in the PRC, remitted in US Dollars into the offshore banks designated by Party A.
ARTICLE 14 TAXATION AND INSURANCE
14.1 Income Tax and Other Tax
The JV Company shall pay enterprise income tax and other taxes and fees in accordance with relevant laws and regulations of the PRC. The JV Company’s employees shall pay individual income tax in accordance with the Individual Income Tax Law of the PRC.
14.2 Insurance
The JV Company shall at all times maintain insurance coverage of the types and in the amounts determined by the General Manager and approved by the Board of Directors in accordance with relevant PRC laws and regulations. The JV Company shall obtain insurance from insurance companies or organizations inside the PRC, subject to any applicable PRC laws and regulations.
ARTICLE 15 CONFIDENTIALITY AND NON-COMPETITION
15.1 Confidentiality
(1)	Each Party acknowledges that it may have disclosed or may disclose to the other Party confidential and proprietary information concerning its business, financial condition, proprietary technology, research and development and other confidential matters in connection with entry into this Contract. Furthermore, each of the Parties acknowledges that it may obtain such confidential and proprietary information concerning the JV Company and the JV Company may also obtain such confidential and proprietary information about each of the

Parties. Except to the extent otherwise agreed, each Party and the JV Company which receives any such information as aforesaid (hereinafter referred to as “Confidential Information”) shall, and shall cause the JV Company to at all times during the continuation of this Contract:
1)	maintain the confidentiality of such Confidential Information; and

2)	not disclose it to any person or entity, except to their respective employees who need to know such Confidential Information to perform their work responsibilities.
(2)	The provisions of paragraph (1) above shall not apply to Confidential Information that:
1)	is or becomes public knowledge otherwise than through the receiving party’s breach of this Contract;

2)	was obtained by the receiving party from a Third Party having no obligation of confidentiality with respect to such Confidential Information; or

3)	is required to be disclosed by order of any competent court or governmental authority or other regulatory authorities having jurisdiction over the JV Company or the relevant Party.
(3)	Each Party shall advise its Directors, senior staff, and other employees receiving such Confidential Information of the existence of and the importance of complying with the obligations set forth in paragraph (1) above.

(4)	Both Parties shall cause the JV Company to formulate rules and regulations to cause its Directors, Senior Management Personnel, other employees and professional advisors to comply with the confidentiality obligations set forth in this Article 15. All Directors, Senior Management Personnel, and other employees of the JV Company for whom the Board of Directors considers it necessary for them to sign a confidentiality undertaking shall sign a confidentiality undertaking.

(5)	If any Party or the JV Company breaches the provisions of this Article 15, it shall indemnify the other Party and/or the JV Company against any cost, loss or damage incurred by the other Party or the JV Company as a result of such breach. This indemnity shall be without prejudice to any other rights or remedies accrued at the date of such breach.
ARTICLE 16 DURATION OF THE JV COMPANY
16.1 Duration of the JV Company
The duration of the JV Company shall be a period of thirty (30) years from the date the Business License of the JV Company is issued, unless this Contract is terminated in accordance with Article 17.3 or extended in accordance with Article 16.2.
16.2 Extension of the Duration
Agreed by both Parties and approved by the Board, the JV Company can file an application to extend the duration with the Approval Authorities at least six (6) months before the expiration date and go through necessary registration procedures.

ARTICLE 17 MERGER, DIVISION, BANKRUPTCY, TERMINATION AND LIQUIDATION
17.1 Merger or Division
The merger or division of the JV Company shall require the approval of the Board of Directors and the approval of the Approval Authorities.
17.2 Bankruptcy or Insolvency
If the JV Company is declared bankrupt or insolvent by a people’s court in accordance with the laws of PRC, the liquidation of the JV Company shall be conducted in accordance with applicable laws of PRC.
17.3 Termination and Dissolution
(1)	This Contract shall be terminated under any of the following circumstances:
1)	the duration of the JV Company expires;

2)	the JV Company suffers losses and the Board of Directors unanimously resolves that the JV Company be liquidated on the basis that in its opinion the JV Company is likely to continue to suffer financial losses from which it is unlikely to recover;

3)	a Party is unable to perform its contractual obligations under this Contract due to an event of Force Majeure (as defined below), and such event continues for a period exceeding six (6) months after written notice of the occurrence of such event is given by the affected Party to the other Party;

4)	if any Party materially breaches any provision or term of this Contract and fails to remedy such breach within one hundred and eighty (180) days from receipt of written notice of such breach and the non-breaching Party may give written notice to the breaching Party to terminate this Contract and dissolve the JV Company;

5)	The Parties unanimously agree that the JV Company does not reach its business objectives and has no prospects for development; or

6)	any other circumstances provided by the Equity Joint Venture Law.
(2)	If any of the circumstances set out in Article 17.3(1) has occurred, each of the Parties shall consent to and file an application with the Approval Authorities for termination of this Contract and the JV Company. Each Party agrees to take all actions and to sign all documents, and to procure its appointed Directors on the Board of Directors to take all actions and to sign all documents, which are legally required to effect termination of this Contract.
17.4 Liquidation
(1)	If this Contract is terminated under Article 17.3(1), the JV Company shall establish a Liquidation Committee according to the Company Law and other relevant laws and regulations. The Liquidation Committee shall be composed of at least three (3) members, who will be selected from the Board of Directors (including the director appointed by Party B) or engaged by the Board of Directors from the relevant professional allowed by the PRC laws.

(2)	The Liquidation Committee will value and liquidate the JV Company’s assets in accordance with relevant laws and regulations, provided that any creditors’ rights are secured.

(3)	The Liquidation Committee will conduct a thorough examination of the JV Company’s fair market value on a going concern basis and its assets and liabilities. On the basis of such examination, the Liquidation Committee will develop a liquidation plan for the liquidation of the JV Company.

(4)	All actions, including, without limitation, the disposition of any material assets of the JV Company, of the Liquidation Committee shall require the unanimous consent in writing from all the members of the Liquidation Committee. No member of the Liquidation Committee will have the power to take any action binding the JV Company without the express authorization in writing of all members of the Liquidation Committee.

(5)	Upon completion of all liquidation procedures, the Liquidation Committee shall submit its final report, after unanimous approval by the Board of Directors, to the Approval Authorities for record. Thereafter, the Business License of the JV Company shall be cancelled and the JV Company shall be dissolved.

(6)	If during the course of the liquidation, the Liquidation Committee concludes that the assets of the JV Company are not sufficient to pay off its debts, the Liquidation Committee shall apply to the local court to declare the JV Company bankrupt or insolvent and commence bankruptcy or insolvency proceedings.

(7)	The total assets of the JV Company shall be applied in the following order upon the completion of the liquidation of all the assets of the JV Company:
1)	all costs of the liquidation;

2)	wages and labour insurance premiums of the staff and personnel of the JV Company;

3)	due taxes;

4)	the JV Company’s other debts;

5)	due expenses of management and operation; and

6)	distribution to the Parties in accordance with their respective capital contributions in the JV Company.
ARTICLE 18 EVENT OF DEFAULT
18.1 Event of Default
Each of the following shall constitute an Event of Default under this Contract:
(1)	a Party fails to perform any of its contractual obligations under or in connection with this Contract and such Party fails to remedy its default within thirty (30) days (if thirty (30) days is obviously not enough for such Party to remedy its default or recover to perform the duty under this Contract, such period shall be extended to no more than sixty (60) days) of the date of receipt of notice requiring such remedy from the non-defaulting Party;

(2)	any representation or warranty made by any of the Parties is incorrect in any material respect when made; or

(3)	The liquidation or winding-up, or the appointment of an administrator or receiver, etc. of any of the Parties shall be completed within thirty (30) days.

18.2 Consequences of an Event of Default
If an Event of Default has occurred and is continuing, the non-defaulting Party shall have the option to (a)claim against the breaching Party or (b) if the default continues unremedied for one hundred and eighty (180) days require the Board of Directors to resolve to dissolve the JV Company.
The breaching Party’s liability of remedy shall not be released upon the termination of this Contract.
ARTICLE 19 FORCE MAJEURE
19.1 Force Majeure
Force Majeure shall mean any act or event that prevents an affected Party from performing its obligations in accordance with the terms of this Contract, if such act or event is beyond the reasonable control of and not the result of the fault or negligence of the affected Party and such Party has been unable to overcome such act or event by taking any reasonable action, including, without limitation, natural phenomena, such as storms, hurricanes, floods, drought, lightning and earthquakes, fires, wars, civil disturbances, riots, insurrections and sabotage and actions by a governmental authority that are not voluntarily induced or promoted by a party, including any change in applicable law.
Upon and during any act or event of Force Majeure, the Parties shall use their best efforts to mitigate any losses, damages or costs arising directly or indirectly from such Force Majeure.
ARTICLE 20 SETTLEMENT OF DISPUTES
20.1 Arbitration
(1)	In the event of any dispute, controversy, or claim (collectively, a “Dispute”) arising out of or relating to this Contract, or the breach, termination or invalidity thereof, the Parties shall attempt in the first instance to resolve such Dispute through friendly consultations. If no mutually acceptable settlement of a Dispute is made within a sixty (60) day period of the Parties becoming aware of the Dispute, the Dispute shall be submitted for, and be decided finally by, arbitration.

(2)	Any arbitration of a Dispute arising out of or in connection with this Contract shall be conducted at China International Economic and Trade Arbitration Commission in Beijing in accordance with its arbitration rules. The place of arbitration shall be in Beijing. All proceedings in such arbitration shall be conducted in Chinese. The arbitration shall be conducted in accordance with arbitration rules of China International Economic and Trade Arbitration Commission.
20.2 Effect of Arbitration Award
The arbitration award shall be final and binding on the Parties, and the Parties agree to be bound thereby and to act accordingly.

20.3 Costs
The costs of arbitration shall be borne by the losing Party unless otherwise determined by the arbitration award.
20.4 Continuing Rights and Obligation
When any Dispute occurs and is under arbitration, except for the matters under dispute, the Parties shall continue to exercise their remaining respective rights, and fulfill their remaining respective obligations, under this Contract.
ARTICLE 21 APPLICABLE LAW
21.1 Applicable Law
The formation, validity, interpretation and performance of this Contract, and any Disputes arising under this Contract, shall be governed by the laws of the PRC. If no such laws of the PRC apply, the common international business rules shall be applied to the relevant matter.
ARTICLE 22 MISCELLANEOUS PROVISIONS
22.1 Waiver
Unless the PRC laws otherwise stipulate or this Contract otherwise provides, failure or delay on the part of any Party hereto to exercise a right under this Contract shall not operate as a waiver thereof, nor shall any single or partial exercise of a right preclude any other future exercise thereof. The rights and remedies provided by this Contract are cumulative and are not exclusive of any rights or remedies provided by law.
22.2 Assignment
Except as otherwise provided herein, neither this Contract nor any rights and obligations hereunder may be assigned in whole or in part by any Party without the prior written consent of the other Party and, where required by law, the approval of the Approval Authorities.
22.3 Amendment
This Contract is made for the benefit of the Parties and their respective lawful successors and assignees and is legally binding on them. This Contract may not be amended orally, and any amendment hereto must be agreed to in a written instrument signed by each of the Parties and, where required by law, approved by the Approval Authorities before taking effect.
22.4 Severability
The invalidity of any provision of this Contract shall not affect the validity of any other provision of this Contract.
     22.5 Language

This Contract is signed in the Chinese language in five (5) originals, and in the English language in five (5) originals. In case of any discrepancy, the Chinese language shall prevail.
22.6 Notices
Any notice or written communication provided for in this Contract from one Party to any other Party shall be made in writing in Chinese and sent by courier service delivered letter or by facsimile with a confirmation copy sent by courier service delivered letter. The date of receipt of a notice or communication hereunder shall be deemed to be seven (7) days after the letter is given to an air-courier service or one (1) day after sending in the case of a facsimile, provided it is evidenced by a confirmation receipt and the confirmation copy is sent. All notices and communications shall be sent to the appropriate address set forth below, until the same is changed by notice given in writing to each other Party.
Party A: China Hydroelectric Corporation

Mailing Address:	Area B, 25th Floor, New Poly Plaza, No.1, North Road of Chaoyangmen, Dongcheng District, Beijing, China

Addressee:	Li Weiwei

Telephone:	8610-64928483

Facsimile:	8610-64961540
Party B: Sanming City Chenyang Hydroelectric Co., Ltd.

Mailing Address:	Room 505, Building 7, University Residential Zone, No.12, Xi Jiang Bin Avenue, Gulou District, Fuzhou City

Addressee:	Huang Shao Ping

Telephone:	13959339966

Facsimile:	0591-83757357
22.7 Effectiveness
This Contract shall become effective upon approval by the Approval Authorities.
22.8 Entire Agreement
This Contract shall constitute the entire agreement between the Parties relating to the subject matter of this Contract and supersede all prior correspondence, agreements and documents between the Parties hereto in connection with the subject matter of this Contract.
(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, the duly authorized representatives of Party A and Party B have signed this Contract in Fuzhou City, PRC on the date first set forth above.
Party A: China Hydroelectric Corporation
Signature:
Position:
Party B: Sanming City Chenyang Hydroelectric Co., Ltd.
     (seal)
Signature:
Position: